Exhibit 99.1

COMSovereign Executes on Additional $5 Million Investment from The Lind Partners

- Proceeds to Support Further Production Acceleration -

DALLAS, TX – August 26, 2021 – COMSovereign Holding Corp. (NASDAQ: COMS) ("COMSovereign" or the "Company"), a U.S.-based developer of 4G LTE Advanced and 5G Communication Systems and Solutions, today announced it has signed an additional funding agreement with Lind Global Fund II, LP, an investment entity managed by The Lind Partners, a New York based institutional fund manager (together “Lind”) for gross proceeds of $5,000,000 (the “Investment”). This latest funding investment follows an initial $10 million agreement announced on May 28, 2021.

“We are pleased to expand our relationship with Lind who is providing additional short-term liquidity for COMSovereign through this new $5 million investment. It is through investment such as this that we continuing to accelerate volume production and deliveries to our customers such as a U.S. tier one mobile network operator announced on August 16th,” Dan Hodges, Chairman and CEO of COMSovereign Holding Corp.

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire network. By combining strategic acquisitions with organic research and development efforts, COMSovereign has built a U.S.-based communications solution provider able to deliver end-to-end 4G LTE Advanced and 5G-NR telecom solutions to network operators, enterprises, and governments. For more information about COMSovereign, please visit www.COMSovereign.com.

About The Lind Partners

The Lind Partners is an institutional fund manager and leading provider of growth capital to small- and mid-cap companies publicly traded in the US, Canada, Australia and the UK. Lind makes direct investments ranging from US$1 to US$30 million, invests in syndicated equity offerings and selectively buys on market. Lind has completed more than 100 direct investments totaling over US$1 Billion in value and has been a flexible and supportive capital partner to investee companies since 2011. For more information, please visit www.thelindpartners.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "looks to," "will," "should," "plan," "intend," "on condition," "target," "see," "potential," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, which may limit access to the Company's facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company's products and services, the availability of parts and components for the manufacture of products, economic conditions in the U.S. and worldwide, and the Company's ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations

COMSovereign Holding Corp.

813-334-9745

investors@comsovereign.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

COMS@mzgroup.us

www.mzgroup.us

and

Media Relations for COMSovereign Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net